SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Earliest Event Reported: July 18, 2001



                         THE HALLWOOD GROUP INCORPORATED
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             (Exact name of registrant as specified in its charter)



            DELAWARE                      1-8303                 51-0261339

(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)

3710 Rawlins, Suite 1500
Dallas, Texas                                                     75219
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code (214) 528-5588



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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 18, 2001, the Delaware Chancery Court rendered its opinion in Gotham Partners, L.P. v. Hallwood Realty Partners, L.P. et al. (C.A. No. 15754). In its decision, the court determined that an option plan and a sale of units to the Company in connection with a reverse unit split implemented by Hallwood Realty Partners, L.P. ("HRP") in 1995 were in compliance with HRP's partnership agreement. The court also found that the sale of units to the Company in connection with a 1995 odd-lot offer by HRP did not comply with certain procedures required by the HRP partnership agreement. The court ruled that the defendants other than HRP pay a judgment in the amount of $3,417,423, plus pre-judgment interest from August 1995 to HRP. The amount represents what the court determined was an underpayment by the Company. The court's judgment is not final until all rehearings and appeals have been exhausted.






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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 25, 2001


                                            THE HALLWOOD GROUP INCORPORATED



                                            By:  /s/ Melvin J. Melle
                                                 -------------------------------
                                            Name: Melvin J. Melle
                                            Title: Vice President